                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                            DAVIN ENTERPRISES, INC.

     The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, do hereby set forth as follows:

     FIRST:    The name of the corporation is

                            DAVIN ENTERPRISES, INC.

     SECOND:   The address of the initial registered office and registered agent in this state is c/o United Corporate Services, Inc., 410 South State Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.

     THIRD:    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

     FOURTH:   The corporation shall be authorized to issue the following shares:

     Class     Number of Shares          Par Value
     -----     ----------------          ---------

     COMMON    250,000,000               $.0001

     FIFTH:    The name and address of the incorporator are as follows:

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     NAME                           ADDRESS
     ----                           -------

     Ray A. Barr                    9 East 40th Street
                                    New York, New York 10016

     SIXTH:    The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

     (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

     (2) The Board of Directors shall have power without the assent or vote of the stockholders:

          (a) To make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

          (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stockledger) or any of them, shall be open to the inspection of the stockholders.

     (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors interest, or for any other reason.

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     (4)  In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

     SEVENTH: No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

     EIGHTH:   Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of

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Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     NINTH:    The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

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     IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this seventh day of April, 1987.

                                         Ray A. Barr /s/ Ray A. Barr
                                         ---------------------------
                                         Ray A. Barr, Incorporator

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                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                            DAVIN ENTERPRISES, INC.

     The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

     FIRST:    The name of the Corporation is:

                            DAVIN ENTERPRISES, INC.

     SECOND:   The corporation hereby amends its Certificate of Incorporation as follows:

     Article Fourth of the Certificate of Incorporation, as amended, relating to the shares of the corporation, is hereby amended to read as follows by adding the following new Article Fourth.

          FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 50,000,000 and the par value of each of such shares is $.0001.

          The corporation hereby reclassifies its Common shares pursuant to
     Section 242 of the General Corporation Law of the State of Delaware in order to effect a one (1) for one hundred (100) reverse split of its Common Shares, $.0001 par value, so that one hundred (100) of the outstanding Common Shares are equal to one (1) of the new Common Share certificates of $.0001 par value.

     THIRD:    The amendment effected herein was authorized by the consent in writing, setting forth the action so taken, signed by the holders of more than a majority the outstanding shares entitled to vote thereon pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware and that written notice

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has been given to all shareholders who have not consented in writing to the action.

     IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under penalties of perjury this 20th day of May, 1996.

                                    /s/ Arthur Seidenfeld
                                    ---------------------
                                    Arthur Seidenfeld, President

ATTEST:

/s/ Anne Seidenfeld
-------------------------
Anne Seidenfeld, Secretary

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                           CERTIFICATE OF AMENDMENT

                                      OF

            CERTIFICATE OF INCORPORATION OF DAVIN ENTERPRISES, INC.

                          (Pursuant to Section 242 of
                     the Delaware General Corporation Law)

================================================================================

     The undersigned, Carl K. W. Tong, being the President, Chief Executive Officer and Secretary of Davin Enterprises, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

     1. The Certificate of Incorporation of the Corporation is hereby amended pursuant to Section 242(a)(1) of the General Corporation Law of the State of Delaware to provide for the name change by amending Article First as follows:

                                 ARTICLE FIRST

                        "The name of the corporation is
                     'Creative Master International, Inc.'"

     2. The Certificate of Incorporation of the Corporation is hereby amended pursuant to Section 242(a)(3) of the General Corporation Law of the State of Delaware by amending Article Fourth as follows:

                                 ARTICLE FOURTH

     "The total number of shares of stock which the Corporation is authorized to issue is Sixty Million (60,000,000) shares and the par value of each of such shares is $.0001."

     3. The foregoing Amendments to Article First and Article Fourth of the Certificate of Incorporation was first authorized by the Board of Directors and subsequently duly adopted by the consent in writing of the stockholders holding a majority of the Corporation's outstanding stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     4. In accordance with Section 228 of the General Corporation Law of the Sate of Delaware, a written notice of the corporate action taken by the majority of the stockholders has been given to all stockholders of record of the Corporation who have not consented in writing.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of February 23, 1998 and DO HEREBY

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CERTIFY, that the facts stated in this Certificate of Amendment are true and correct.

                                         /s/ Carl Tong
                                         -------------------------
                                         Carl K.W. Tong, President
                                         and Chief Executive
                                         Officer



                                         /s/ Carl Tong
                                         -------------------------
                                         Carl K.W. Tong, Secretary

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